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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2002

JSCE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11951 (Commission File Number)	37-1337160 (I.R.S. Employer Identification No.)

	150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)	60601 (Zip Code)

(312) 346-6600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

        Pursuant to Rule 135c under the Securities Act of 1933, as amended, Smurfit-Stone Container Corporation ("Smurfit-Stone"), the sole stockholder of JSCE, Inc. (the "Company"), issued a press release on September 6, 2002 announcing that Jefferson Smurfit Corporation (U.S.) ("JSC (U.S.)"), a wholly-owned subsidiary of the Company, is pursuing the issuance of approximately $700 million of senior notes. For information regarding the transaction, reference is made to the press release dated September 6, 2002, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        On September 6, 2002, Smurfit-Stone also announced the expiration of the consent solicitation relating to the 9 3/4% Senior Notes due 2003 (the "Notes") of JSC (U.S.). In the consent solicitation, consents representing approximately 94.5% of the aggregate principal amount of Notes outstanding were validly delivered. In connection with the expiration of the consent solicitation, JSC (U.S.) intends to promptly execute a supplemental indenture to the indenture under which the Notes were issued, to be operative upon acceptance for payment of the Notes in the tender offer. For information regarding the transaction, reference is made to the press release dated September 6, 2002, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

        (C)    Exhibits:

          99.1    Press Release dated September 6, 2002.

          99.2    Press Release dated September 6, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JSCE, INC.
Dated: September 6, 2002	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated September 6, 2002.
99.2	Press Release dated September 6, 2002.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index